UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.    )

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Ryder System, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[The following is an e-mail from Gregory T. Swienton, Chairman and Chief Executive Officer to Company employees]

April 11, 2012

To:	All Ryder Employees

From:	Greg Swienton, Chairman and Chief Executive Officer

Subject:	Vote Your Ryder Shares

Proxy materials for our 2012 Annual Meeting of Shareholders were recently released to Ryder shareholders. Through these uncertain times, we generated strong profits and increased dividends, while also generating strong cash flow to invest in improving our competitiveness, driving innovation into our product lines, expanding into new industry sectors, and further developing our people advantage.

In line with the Securities and Exchange Commission’s “notice and access” rule, Ryder makes proxy materials available to shareholders online. Additionally, we elect to distribute the proxy materials electronically to our employees who are shareholders and who have a Ryder-issued e-mail address. This helps eliminate unnecessary printing and postage costs and helps benefit the environment, while providing timely, easily accessible information for our shareholders. In the Notice, employee shareholders will find instructions explaining how to access the proxy materials and vote your shares of Ryder stock. You will not receive a printed copy of the proxy materials unless you specifically request one. Instructions on how to receive a paper copy of the proxy materials are included in the Notice.

There are five agenda items for this year’s annual meeting:

(1)	the election of five directors;

(2)	the ratification of PricewaterhouseCoopers LLP as Ryder’s independent registered certified public accounting firm for the 2012 fiscal year;

(3)	the approval of the Ryder System, Inc. 2012 Equity and Incentive Compensation Plan;

(4)	the approval, on an advisory basis, of the compensation of our named executive officers, which we refer to as “Say on Pay”; and

(5)	to vote on a shareholder proposal to repeal Ryder’s classified Board.

Ryder’s Board of Directors recommends a vote in favor of the first four proposals, and a vote against proposal five, the shareholder proposal to repeal Ryder’s classified Board. Under Ryder’s current classified Board structure, each director serves for a three-year term of office. Directors are divided into three classes with one class standing for election every year. The shareholder proposal seeks to eliminate this staggered election structure and replace it with an annual election for all directors. Ryder’s Board believes that maintaining the classified Board structure is in the best interests of shareholders and employees because it provides for greater stability and long-term focus. A full explanation of the Board’s reasons for opposing this proposal is included in the proxy statement. We encourage those of you who own Ryder stock to review the proxy materials carefully and take the time to vote your shares. Not only is every vote important, it also demonstrates your confidence in our Company, its leadership, and our future success. Thank you for your continued support.